POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Gregory T. Sangalis and Curtis G. Briggs his true and lawful attorneys and agents (each with authority to act alone), with power and authority to sign for and on behalf of the undersigned the name of the undersigned to any Form 3,
Form 4 and Form 5 filed or to be filed with the Securities and Exchange
Commission reporting ownership or changes in ownership by the undersigned of any securities of Service Corporation International or to any amendments thereto filed or to be filed with the Securities and Exchange Commission, and to any instrument or document filed as a part of, as an exhibit to or in connection with said reports or amendments, including without limitation a Form ID or other form as may be appropriate to apply for filing codes; and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent shall do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned has subscribed these presents this 7th day of February, 2014.


					/s/ Kenneth G. Myers, Jr.						Kenneth G. Myers, Jr.